                                                          Exhibit 99.B(n)(1)(ii)

                               AMENDED SCHEDULE B

                                     TO THE

                   MULTIPLE CLASS PLAN PURSUANT TO RULE 18F-3

                                       FOR

                              ING SERIES FUND, INC.

                       12b-1 DISTRIBUTION AND SERVICE FEES
                           PAID EACH YEAR BY THE FUNDS
                         (AS A % OF AVERAGE NET ASSETS)

                                                                       A        B        C       I        O       R
------------------------------------------------------------------- --------- ------- -------- ------- -------- -------
ING 130/30 Fundamental Research Fund                                  0.25     1.00    1.00     N/A      N/A       N/A
ING Aeltus Money Market Fund                                          0.25     1.00    1.00     N/A     0.25       N/A
ING Balanced Fund                                                     0.25     1.00    1.00     N/A     0.25       N/A
ING Classic Index Plus Fund                                           0.25      N/A     N/A     N/A      N/A       N/A
ING Equity Income Fund                                                0.25     1.00    1.00     N/A     0.25       N/A
ING Global Science and Technology Fund                                0.25     1.00    1.00     N/A     0.25       N/A
ING Growth Fund                                                       0.25     1.00    1.00     N/A     0.25       N/A
ING Index Plus LargeCap Fund                                          0.25     1.00    0.75     N/A     0.25      0.50
ING Index Plus MidCap Fund                                            0.25     1.00    0.75     N/A     0.25      0.50
ING Index Plus SmallCap Fund                                          0.25     1.00    0.75     N/A     0.25      0.50
ING International Growth Fund                                         0.25     1.00    1.00     N/A     0.25       N/A
ING Small Company Fund                                                0.25     1.00    1.00     N/A     0.25       N/A
ING Strategic Allocation Balanced Fund                                0.25     1.00    1.00     N/A     0.25       N/A
ING Strategic Allocation Growth Fund                                  0.25     1.00    1.00     N/A     0.25       N/A
ING Strategic Allocation Income Fund                                  0.25     1.00    1.00     N/A     0.25       N/A


Effective Date: April 11, 2006